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                                                                     Exhibit 5.1


                          [Latham & Watkins Letterhead]

                                November 30, 2001

ViaSat, Inc.
6155 El Camino Real
Carlsbad, California  92009

               Re:   Registration Statement on Form S-3;
                     538,217 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

               In connection with the registration under the Securities Act of 1933, as amended, of 538,217 shares (the "Shares") of common stock, par value $0.0001 per share, of ViaSat, Inc., a Delaware corporation (the "Company"), including 478,217 Shares that are presently issued and outstanding (the "Issued Shares") and 60,000 Shares that may be issued in the future upon exercise of certain warrants (the "Warrant Shares"), on a registration statement on Form S-3 filed with the Securities and Exchange Commission on November 30, 2001 (the "Registration Statement") covering certain resales of the Shares by the selling security holder named in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing, it is our opinion that as of the date of this opinion, the Issued Shares are, and upon exercise of the warrants and payment for the Warrant Shares in accordance with the terms set forth in the warrants under which the Warrant Shares will be issued, the Warrant Shares will be, duly authorized, validly issued, fully paid and nonassessable.

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ViaSat, Inc.
November 30, 2001
Page 2

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,

                               /s/ Latham & Watkins